UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Public Policy Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-3557229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 North Capitol St. NW, Suite 800 Washington, D.C.	20002
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290834
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Common Stock, $0.001 par value per share, of Public Policy Holding Company, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-290834), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 10, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), and is incorporated herein by reference. Any prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement and includes such description shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 27, 2026	PUBLIC POLICY HOLDING COMPANY, INC.

	By:	/s/ George Stewart Hall
	Name:	George Stewart Hall
	Title:	Chief Executive Officer